UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021

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HEALTHTECH SOLUTIONS, INC./UT

(Exact name of registrant as specified in its charter)

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Utah	0-51012	84-2528660
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

181 Dante Avenue, Tuckahoe, New York 10707

(Address of Principal Executive Office) (Zip Code)

844-926-3399

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 1, 2021 Healthtech Solutions, Inc. ("Healthtech") entered into a binding letter of intent (the "LOI") with its subsidiaries: Healthtech Oncology, Inc. ("HoldCo") and Varian Biopharmaceuticals, Inc. ("Varian"). The LOI provides for the parties to enter into a Share Exchange Agreement and a Termination and Mutual Release Agreement with the individuals who were shareholders of HoldCo (the "Shareholders") prior to the merger implemented on May 7, 2021 pursuant to the Agreement and Plan of Merger and Reorganization dated March 30, 2021 (the "Merger Agreement").

The LOI provides that the Share Exchange Agreement will require that (a) the Shareholders deliver to Healthtech the 29,737.184 shares of Healthtech Series C Preferred Stock that the Shareholders received pursuant to the Merger Agreement and (b) Healthtech cause HoldCo to issue to the Shareholders 29,737,184 shares of Varian common stock, being all of the Varian shares owned by HoldCo. At the same time, Varian will issue to Healthtech Varian shares that will represent 5.5% of the outstanding shares of Varian upon completion of the share exchange. The LOI provides that the Termination and Mutual Release Agreement will terminate the Merger Agreement and will include general releases among the parties, except that Varian will assume responsibility for payment of certain obligations that Healthtech undertook for the benefit of Varian.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10-a	Letter of Intent dated October 29, 2021 among Healthtech Solutions, Inc., Healthtech Oncology, Inc. and Varian Biopharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Healthtech Solutions, Inc.

Date: November 4, 2021	By:	/s/ Manuel E. Iglesias Manuel E. Iglesias, President

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